UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2010

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2010, W&T Offshore, Inc. (the “Company”) announced that Shell Offshore Inc. (“Shell”) has informed the Company that BP Exploration & Production Inc., the operator of the Gulf of Mexico deepwater blocks Viosca Knoll 871 & 915, known as the Marlin and Dorado Fields, has elected to exercise its preferential rights under the terms of applicable agreements with Shell to purchase Shell’s interest in the fields. As a result, the Marlin and Dorado Fields will not be included in the Company’s recently announced acquisition from Shell, previously reported by the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2010 (the “Original 8-K”).

On November 4, 2010, the Company announced the acquisition from Shell of interests in five Gulf of Mexico deepwater producing fields known as Tahoe, SE Tahoe, Droshky, Marlin and Dorado Fields with an effective date of September 1, 2010. The closing of the acquisition of Shell’s interests in the Marlin and Dorado Fields was funded in escrow pending waiver or exercise of preferential rights affecting these two properties. At that time, the Company also signed a letter of intent to acquire Shell’s interest in an unrelated sixth property located in the Gulf of Mexico shelf. As of the date of the filing of this amendment, no definitive agreement has been executed regarding that property.

The Company paid an aggregate of $121.9 million in cash, subject to customary post-effective date adjustments, and assumed approximately $19.2 million for the asset retirement obligations associated with the offshore producing properties acquired from Shell on November 4, 2010. The acquisition of the properties acquired was funded with cash on hand, and from borrowings on its revolving credit facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above with respect to the operator’s election to exercise its preferential rights regarding the Marlin and Dorado Fields, which amends Item 1.01 of the Original 8-K, is incorporated herein by reference and amends Item 2.01 of the Original 8-K.

Item 7.01 Regulation FD Disclosure.

On December 7, 2010, the Company announced that it had been informed by Shell of the operator’s election to exercise its preferential rights regarding the Marlin and Dorado Fields. A copy of the press release announcing that the Company had been informed of the operator’s election to exercise its preferential rights is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired and (b) Pro Forma Financial Information.

As a result of the reduction of the size and accounting significance of the acquisition due to the operator’s election to exercise its preferential rights regarding the Marlin and Dorado Fields set forth above, the Company will no longer be required to file any financial statements relating to the acquisition as previously reported by Item 9.01 of the Original 8-K.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: December 14, 2010	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer